Exhibit 1.1

MasterCard Incorporated

61,520,912 Shares of Class A Common Stock,

par value $.0001 per share

Underwriting Agreement

                    , 2006

Goldman, Sachs & Co.,

Citigroup Global Markets Inc.,

HSBC Securities (USA) Inc.,

J.P. Morgan Securities Inc.,

As Representatives of the several Underwriters named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

85 Broad Street,

New York, New York 10004

Ladies and Gentlemen:

MasterCard Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 61,520,912 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 4,614,077 additional shares (the “Optional Shares”) of Class A Common Stock, par value $.0001 per share (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).

As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Shares set forth opposite its name on the Schedule I to this Agreement, up to 1.35 million Shares, for sale to certain of the Company’s employees, officers, and directors

(collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Securities to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 8:00 A.M., New York City time, on the business day following the day on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

The Company and the Underwriters, in accordance with the requirements of Rule 2710(h) (“Rule 2710(h)”) of the National Association of Securities Dealers, Inc. (the “NASD”) and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Goldman, Sachs & Co. (the “Independent Underwriter”) as a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the NASD (“Rule 2720(b)(15)”) in connection with the offering and sale of the Shares.

1. The Company represents and warrants to, and agrees with, each of the Underwriters and the Independent Underwriter that:

(a) A registration statement on Form S-1 (File No. 333-128337) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission under the Act; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus;” such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus;” and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through Goldman, Sachs & Co. expressly for use therein or by the Independent Underwriter expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is _____ (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents listed in Schedule II(a) hereto, if any, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto, if any, does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 1(c) shall not apply to any statements or omissions made in a Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company on behalf of an Underwriter through Goldman, Sachs & Co. expressly for use therein or by the Independent Underwriter expressly for use therein;

(d) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through Goldman, Sachs & Co. expressly for use therein or by the Independent Underwriter expressly for use therein;

(e) The Prospectus conforms, and any further amendments or supplements to the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable filing date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through Goldman, Sachs & Co. expressly for use therein or by the Independent Underwriter expressly for use therein;

(f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change greater than 3% in the issued and outstanding capital stock of the Company or increase greater than $10 million in the consolidated long-term debt of the Company (excluding interest accretion on amounts owed in respect of the U.S. merchant lawsuit as described in the Pricing Prospectus) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) Except as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus; and, except as would not reasonably be expected to have a Material Adverse Effect, any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases;

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus; except as would not reasonably be expected to have a Material Adverse Effect, the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; except as would not reasonably be expected to have a Material Adverse Effect, each subsidiary of the Company that has been incorporated in the State of Delaware has been duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing under the laws of the State of Delaware; and, except as would not reasonably be expected to have a Material Adverse Effect, each subsidiary of the Company that has been incorporated in a jurisdiction other than the State of Delaware has been duly incorporated and is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of incorporation or organization;

(i) Following the filing of the Company’s amended and restated certificate of incorporation, the form of which has been filed as an exhibit to the Initial Registration Statement (the “Amended and Restated Certificate of Incorporation”), with the Secretary of State of the State of Delaware, the Company will have an authorized capitalization as set forth in the Prospectus, and all of the then-issued shares of capital stock of the Company will have been duly and validly authorized and issued, and will be fully paid and non-assessable and conform to the description thereof contained in the Pricing Disclosure Package; and all of the issued shares of capital stock of each “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Act (each, a “Significant Subsidiary”) , each of which is identified in Schedule III to this Agreement, owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j) Following the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the unissued Shares to be issued and sold by the Company to the Underwriters hereunder will have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

(k) The issue and sale of the Shares by the Company and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except any such conflict, breach or violation as would not reasonably be expected to have a Material Adverse Effect, or (ii) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body (each, a “Governmental Agency”) or self-regulatory organization having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Agency or self-regulatory organization is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, the registration of the Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the listing of the Shares on the New York Stock Exchange (the “Exchange”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or under any securities laws of jurisdictions outside the United States in connection with the purchase and distribution of the Shares by the Underwriters;

(l) The Company is not in violation of the Amended and Restated Certificate of Incorporation or its bylaws; no Significant Subsidiary is in violation of its constitutive documents; no subsidiary of the Company that is not a Significant Subsidiary is in violation of its constitutive documents, except where any such violation would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any Significant Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except where any such default would not reasonably be expected to have a Material Adverse Effect;

(m) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the captions “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Common Stock,” “Risk Factors — Risks Related to Our Business — Legal and Regulatory Risks,” “Business — Government Regulation,” “Business — Legal Proceedings” and “Related Party Transactions,” insofar as they purport to describe the provisions of the laws and documents referred to therein, and under the caption “Underwriting,” insofar as they purport to describe this Agreement, are fair and accurate in all material respects;

(n) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

(o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 of the Act;

(q) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(r) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and the Company’s internal control over financial reporting is effective in all material respects to perform the functions for which it was established and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is made known to the Company’s principal executive officer and principal financial officer by others within the Company; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established;

(u) The share reclassification relating to the Company’s shares of Class A common stock, Class B common stock and Class M common stock (the “Reclassification”), and all actions contemplated by the Company and MasterCard International Incorporated in connection with the Reclassification, have been duly and validly authorized by all necessary corporate action by the Company and MasterCard International Incorporated and no other corporate proceedings by the Company or MasterCard International Incorporated are necessary to authorize any such actions;

(v) The consolidated historical financial statements of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations; and the selected financial data set forth under the captions “Selected Consolidated Financial Data” and “Summary Consolidated Financial and Other Data” in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein;

(w) The Company and its subsidiaries have such permits, licenses, consents, exemptions, authorizations and other approvals (each, an “Authorization”) of, and have or will have made all filings with and notices to, all Governmental Agencies as are necessary to conduct their respective businesses, except where the failure to have any such Authorization or to make any such filing or notice would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each such Authorization is valid and in full force and effect and the Company and its subsidiaries are, as of the date hereof, in compliance in all material respects with all the terms and conditions thereof and with the rules and regulations of the Governmental Agencies having jurisdiction with respect thereto, except as would not reasonably be expected to have a Material Adverse Effect;

and no event has occurred (including, without limitation, the receipt of any notice from any Governmental Agency) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization, except as would not reasonably be expected to have a Material Adverse Effect;

(x) The Company and its subsidiaries own or possess or have the right to use the patents, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by the Company and its subsidiaries in connection with the operation of their businesses, and the Company and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing, in each case, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(y) Except as would not reasonably be expected to have a Material Adverse Effect, the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”) and Section 412 of the Code, has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries and each such pension plan that is intended to be qualified under Section 401 of the Code so qualifies, has received a favorable determination letter, and its trust is exempt from taxation under Section 501(a) of the Code; provided; however, that, with respect to the MasterCard International Pension Plan, a pension plan that is a defined benefit plan (as defined in Section 3(35) of ERISA), the Company received such determination letter in October 1993 and, in connection with the conversion in 2000 of the MasterCard Accumulation Plan to a cash balance pension plan, the Company filed in August 1999 a request for a determination letter, but as of the date hereof, such application remains pending with the Internal Revenue Service; except as would not reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; except as would not reasonably be expected to have a Material Adverse Effect, each employee benefit plan (as defined in Section 3(3) of ERISA) established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA, and the Code; except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, or any liability under Section 4062, 4063, or 4064 of ERISA;

(z) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have conducted their businesses in compliance in all respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(aa) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, including Section 352(a) of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened or contemplated;

(bb) Neither the Company nor any of its subsidiaries is established under the laws of, or doing a material amount of business or otherwise resident in, any country that is the subject of sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), nor is the Company or any such subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries currently (i) on any SDN or Blocked Persons List issued by OFAC or (ii) the subject of any investigation or other proceedings related to the economic sanctions regulations administered by OFAC;

(cc) Other than as described in or contemplated by the Pricing Prospectus, the Company and its subsidiaries have not taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares in connection with the offering of the Shares contemplated hereby;

(dd) The Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any Preliminary Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

(ee) No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[            ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 4,614,077 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Company hereby confirms its engagement of the services of the Independent Underwriter, and the Independent Underwriter hereby confirms its agreement with the Company to render services, as a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) with respect to the offering and sale of the Shares.

(b) The Independent Underwriter hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Shares as described in the Prospectus:

(i) The Independent Underwriter constitutes a “qualified independent underwriter” within the meaning of Rule 2720(b)(15);

(ii) The Independent Underwriter has participated in the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of “due diligence” in respect thereto;

(iii) The Independent Underwriter has undertaken the legal responsibilities and liabilities of an underwriter under the Act specifically including those inherent in Section 12 thereof;

(iv) Based upon (A) a review of the Company, including an examination of the Registration Statement, information regarding the earnings, assets, capital structure and growth rate of the Company and other pertinent financial and statistical data, (B) inquiries of and conferences with the management of the Company and its counsel and independent public accountants regarding the business and operations of the Company, (C) consideration of the prospects for the industry in which the Company competes, estimates of the business potential of the Company, assessments of its management, the general condition of the securities markets, market prices of the capital stock and debt securities of, and financial and operating data concerning, companies believed by the Independent Underwriter to be comparable to the Company and the demand for securities of comparable companies similar to the Shares, and (D) such other studies, analyses and investigations as the Independent Underwriter has deemed appropriate, and assuming that the offering and sale of the Shares is made as contemplated herein and in the Prospectus, the Independent Underwriter recommends, as of the date of the execution and delivery of this Agreement, that the initial public offering price for each Share be not more than $[    ];

(v) Subject to the provisions of Section 9 hereof, the Independent Underwriter will furnish to the Underwriters at the Time of Delivery a letter, dated the Time of Delivery, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through (iv) above.

(c) The Independent Underwriter hereby agrees with the Company and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the Independent Underwriter will render services as a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) with respect to the offering and sale of the Shares as described in the Prospectus as so amended or supplemented that are substantially the same as those services being rendered with respect to the offering and sale of the Shares as described in the Prospectus (including those described in subsection (b) above).

(d) The Company, the Underwriters and the Independent Underwriter agree to comply in all material respects with all of the requirements of Rule 2710(h) applicable to them in connection with the offering and sale of the Shares. The Company agrees to cooperate with the Underwriters and the Independent Underwriter to enable the Underwriters to comply with Rule 2710(h) and the Independent Underwriter to perform the services contemplated by this Agreement.

(e) As compensation for the services of the Independent Underwriter hereunder, the Company agrees to pay the Independent Underwriter $10,000 at the Time of Delivery. In addition, the Company agrees promptly to reimburse the Independent Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with this Agreement and the services to be rendered hereunder.

5. (a) The Company will deliver the Shares to Goldman, Sachs & Co. for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance by causing The Depository Trust Company (“DTC”) to credit the Shares to the account of Goldman, Sachs & Co. at DTC. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 A.M., New York City time, on [            ], 2006 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 A.M., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriters pursuant to Section 9(n) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at 11:00 A.M., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

6. The Company agrees with each of the Underwriters and with the Independent Underwriter:

(a) To prepare the Prospectus in a form approved by Goldman, Sachs & Co. and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus which shall be disapproved by Goldman, Sachs & Co. or the Independent Underwriter promptly after reasonable notice thereof; to advise you and the Independent Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you and the Independent Underwriter with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you and the Independent Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares or the suspension of any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 P.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with electronic copies, with written copies to follow as soon as practicable but in no event later than 5:30 P.M., New York City time, on the second New York Business Day succeeding the date of this Agreement, of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is legally required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is legally required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the initial “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, without the prior written consent of Goldman, Sachs & Co. (other than (i) the shares to be issued in the Reclassification, (ii) the Shares to be sold by the Company hereunder, (iii) the grant of awards pursuant to employee benefit plans or arrangements existing on the date of this Agreement or described in the Prospectus or approved by the Company’s stockholders after the date hereof, (iv) upon the exercise of an option or upon conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement or disclosed in the Prospectus, (v) the issuance of securities to be registered pursuant to any registration statement on Form S-8 pursuant to any benefit plans or arrangements in effect on the date of this Agreement of which the Underwriters have been advised in writing, or disclosed in the Prospectus or approved by the Company’s stockholders after the date hereof and (vi) the issuance of shares of Stock in connection with the acquisition of, or a joint venture with, another company if both (A) each recipient of such securities shall have executed and delivered to Goldman, Sachs & Co. an agreement substantially in the form of Annex III hereto and (B) the aggregate number of shares of Stock issued in such transactions, taken together, does not exceed 5% of the aggregate number of Shares issued in the offering; provided, however, that in the case of clauses (iii), (iv) and (v), prior to such issuance or exercise of securities, each recipient of such securities that is an executive officer or director shall have executed and delivered to Goldman, Sachs & Co. an agreement substantially in the form of Annex III hereto); provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension. The Company will provide Goldman, Sachs & Co. and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(i) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

(f) To the extent not otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) or pursuant to any similar replacement electronic system approved by the Commission, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that no such annual or quarterly information need be so furnished pursuant hereto for periods after the fiscal quarter ending the date three years after the effective date of the Registration Statement;

(g) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in a manner consistent in all material respects with the description in the Prospectus under the caption “Use of Proceeds”;

(h) To use its best efforts to list, subject to notice of issuance, the Shares on the Exchange;

(i) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(k) Upon the reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriters solely for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(l) Not to (and to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares contemplated hereby, other than as described in or contemplated by the Pricing Prospectus; and

(m) To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

7. (a) The Company represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule II(a) or Schedule II(b) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus, and prior to completion of the distribution of the Shares as confirmed in writing by Goldman, Sachs & Co., any event has occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

8. The Company covenants and agrees with the several Underwriters and the Independent Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and, except as otherwise provided in Section 6(c) hereof, all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, the Independent Underwriter and dealers; (ii) the cost of printing or reproducing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost and charges of any transfer agent or registrar; (vii) all fees and disbursements of counsel reasonably incurred by the Underwriters in connection with the Directed Share Program, including all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material, and all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make and that the Company and the Underwriters shall each bear their proportional share of the costs associated with any aircraft used in connection with the roadshow.

9. The respective obligations of the Underwriters and the Independent Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, the condition (in the case of the Underwriters) that the Independent Underwriter shall have furnished to the Underwriters the letter referred to in clause (v) of Section 4(b) hereof, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Simpson Thacher & Bartlett, LLP, counsel for the Company, shall have furnished to you their written opinion and letter substantially in the forms attached as Annex II(b)(i) and Annex II(b)(ii) hereto, respectively, in each case dated such Time of Delivery;

(d) Noah J. Hanft, General Counsel for the Company, shall have furnished to you his written opinion and letter substantially in the forms attached as Annex II(c)(i) and Annex II(c)(ii) hereto, respectively, in each case dated such Time of Delivery;

(e) Pillsbury Winthrop Shaw Pittman LLP, special tax counsel for the Company, shall have furnished to you their written opinion substantially in the form attached as Annex II(d) hereto, dated such Time of Delivery;

(f) On the date of the Prospectus with respect to a time prior to the execution of this Agreement, at 9:30 A.M., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered at such time is attached as Annex I(a)(i) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(a)(ii) hereto);

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) On or after the Applicable Time (i) there shall not have been a downgrading in the rating accorded the debt securities of MasterCard International Incorporated by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. (“S&P”) that exceeds the potential downgrading already publicly announced by S&P, (ii) to the extent S&P has publicly announced, prior to the date of this Agreement, that it has its rating of any of the debt securities of MasterCard International Incorporated under such surveillance or review, no further adverse change in the status of such surveillance or review beyond that previously announced shall have occurred, and (iii) no other “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act shall have publicly announced that it has begun to accord ratings to any such securities and that that any such rating would be more than one notch lower than the corresponding potential downgraded rating already publicly announced by S&P;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(k) Prior to or substantially simultaneously with the consummation of the offering (i) the Amended and Restated Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware and have taken effect and (ii) the Reclassification shall have been effected;

(l) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the persons identified in Schedule II, substantially to the effect set forth in Annex III;

(m) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses; and

(n) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (a) of this Section and subsection (f) of Section 1 and as to such other matters as you may reasonably request.

10. The Independent Underwriter hereby consents to the references to it as set forth under the caption “Underwriting” in the Prospectus and any amendment or supplement thereto made in accordance with Section 6(a) hereof.

11. (a) The Company will indemnify and hold harmless each Underwriter and the Independent Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Independent Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, otherwise than as a result of a breach by an Underwriter of Section 7(a) hereof with respect to any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter or the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by such Underwriter or the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Free Writing Prospectus listed on Schedule II(a) hereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Goldman, Sachs & Co. or the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 10 hereof.

(b) The Company will indemnify and hold harmless the Independent Underwriter, in its capacity as qualified independent underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Independent Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any act or omission to act or any alleged act or omission to act by the Independent Underwriter as qualified independent underwriter in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale, and delivery or the Shares, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of the Independent Underwriter in performing the services as qualified independent underwriter, and the Company will reimburse the Independent Underwriter for any legal or other expenses reasonably incurred by the Independent Underwriter in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof as such expenses are incurred.

(c) The Company will indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc. and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act (“Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) are caused by the failure of any Participant to pay for and accept delivery of the Shares which immediately following the effective date of the Registration Statement were subject to a properly confirmed agreement; or (iii) relate to, arise out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of the Citigroup Entities. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to this Section 11(c) in respect of such action or proceeding, then in addition to any other separate firm for any other indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Citigroup Entities for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

(d) Each Underwriter will indemnify and hold harmless the Company or the Independent Underwriter, as the case may be, against any losses, claims, damages or liabilities to which the Company or the Independent Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company or the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by the Company or the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

(e) The Independent Underwriter will indemnify and hold harmless the Company or each Underwriter, as the case may be, against any losses, claims, damages or liabilities to which the Company or such Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 10 hereof; and will reimburse the Company or each Underwriter, as the case may be, for any legal or other expenses reasonably incurred by the Company or each Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

(f) Promptly after receipt by an indemnified party under subsection (a), (b), (c), (d) or (e) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party does not assume the defense of such action, it is understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction) at any time for all such indemnified parties, which firms shall be designated in writing by Goldman, Sachs & Co., and with respect to any indemnification sought pursuant to Section 11(c) by Citigroup Global Markets Inc., if the indemnified parties under this Section consist of any Underwriter, or by the Company, if the indemnified party under this Section consists of the Company. The indemnifying party shall not be liable for any settlement of an action or claim for monetary damages which an indemnified party may effect without the consent of the indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(g) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c), (d) or (e) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each party to the Agreement from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (f) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each party to the Agreement in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters and the Independent Underwriter shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus and the fee payable by the Independent Underwriter pursuant to the first sentence of Section 4(e) hereof, respectively, bear to the sum of the total proceeds from the sale of the Shares (before deducting expenses) in the offering and the fee payable to the Independent Underwriter pursuant to the first sentence of Section 4(e) hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or either the Underwriters or the Independent Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters and the Independent Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection were determined by pro rata allocation (even if the Underwriters and the Independent Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (g), no Underwriter nor the Independent Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public, and the Independent Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by the Underwriters and distributed to the public were offered to the public, exceeds the amount of any damages which such Underwriter or the Independent Underwriter, as the case may be, have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (g) to contribute are several in proportion to their respective underwriting obligations and not joint.

(h) The obligations of the Company under this Section 11 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the Independent Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Independent Underwriter within the meaning of the Act; and the obligations of the Independent Underwriter under this Section 11 shall be in addition to any liability which the Independent Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Underwriters within the meaning of the Act.

12. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which may thereby be made necessary in the reasonable opinion of your counsel and its counsel. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the

Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters and the Independent Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Independent Underwriter or any controlling person of any Underwriter, the Independent Underwriter or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

14. If this Agreement shall be terminated pursuant to Section 12 hereof, or as a result of the failure to fulfill any of the conditions set forth in Section 8(h) hereof, the Company shall not then be under any liability to any Underwriter or the Independent Underwriter except as provided in the second sentence of Section 4(e) hereof and Sections 8 and 11 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter or the Independent Underwriter in respect of the Shares not so delivered except as provided in the second sentence of Section 4(e) hereof and Sections 8 and 11 hereof.

15. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co. at One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; if to the Independent Underwriter shall be delivered or sent by mail, letter or facsimile transmission to the name and address of the Independent Underwriter; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 11(f) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 6(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co. at 85 Broad Street, New York, New York 10004, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Independent Underwriter the Company and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company, the Independent Underwriter or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business

18. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company with respect to the offering contemplated hereby, except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with the offering contemplated hereby or the process leading thereto.

19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument

23. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters and the Independent Underwriter, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Independent Underwriter and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, MasterCard Incorporated

By:
Name: Title:

Accepted as of the date hereof: Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

Citigroup Global Markets Inc.

By:
(Citigroup Global Markets Inc.)

HSBC Securities (USA) Inc.

By:
(HSBC Securities (USA) Inc.)

J.P. Morgan Securities Inc.

By:
(J.P. Morgan Securities Inc.) On behalf of each of the Underwriters

Accepted as of the date hereof: Goldman, Sachs & Co., as Independent Underwriter

By:
(Goldman, Sachs & Co.)

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities Inc.
Bear, Stearns & Co., Inc.
Cowen and Company, LLC
Deutsche Bank Securities Inc.
Harris Nesbitt Corp.
KeyBanc Capital Markets, a division of McDonald Investments Inc.
Santander Investment S.A.
ABN AMRO Rothschild LLC
Barclays Capital Inc.
Calyon Securities (USA) Inc.
Credit Suisse Securities (USA) LLC
Daiwa Securities America Inc.
ING Financial Markets LLC
Mitsubishi UFJ Securities International plc
Mizuho International plc
Piper Jaffray & Co.
Samuel A. Ramirez & Co., Inc.
Wells Fargo Securities, LLC
William Blair & Company, L.L.C.
The Williams Capital Group, L.P.

Total	61,520,912	4,614,077